Filed pursuant to Rule 424(b)(5)

Registration No. 333-248763

PROSPECTUS SUPPLEMENT (TO PROSPECTUS DATED SEPTEMBER 23, 2020)

JAGUAR HEALTH, INC.

250,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 7,057,692 Shares of Common Stock

(and the shares of Common Stock underlying such Pre-Funded Warrants)

On October 8, 2020, we entered into the Exchange Agreement (the “Agreement”) with Iliad Research and Trading, L.P. (“Iliad”), pursuant to which we agreed to issue (i) 250,000 shares of our voting common stock, par value $0.0001 per share (“Common Stock”) and (ii) pre-funded warrants to purchase 7,057,692 shares of Common Stock to Iliad in exchange for 285,000 shares of the Company’s Series C Perpetual Preferred Stock, par value $0.0001 per share (the “Series C Preferred Stock”).

The effective purchase price of each share of Common Stock in this offering is $0.312. The effective purchase price of each pre-funded warrant is equal to the price per share at which shares of Common Stock are sold in this offering, minus $0.0001 per share, and the exercise price of each pre-funded warrant will be $0.0001 per share. This offering also relates to the shares of Common Stock issuable upon exercise of any pre-funded warrants sold in this offering. The pre-funded warrants will be exercisable immediately and may be exercised at any time until all of the pre-funded warrants are exercised in full.

Our Common Stock is listed on the Nasdaq Capital Market under the symbol “JAGX.” On October 8, 2020, the last reported sale price of our common stock on the Nasdaq Capital Market was $0.33 per share.

As of the date of this prospectus supplement, after taking into consideration the issuance of (i) 2,000,000 shares of Common Stock and (ii) pre-funded warrants to purchase 6,218,954 shares of Common Stock to Atlas Sciences, LLC in a registered direct offering consummated immediately prior to this offering, the aggregate market value of our outstanding voting and non-voting common stock held by non-affiliates, or public float, is approximately $44.7 million, which was calculated based on 56,084,871 shares of outstanding voting and non-voting common stock held by non-affiliates on October 8, 2020 and on a closing price per share of $0.80 on August 10, 2020. Pursuant to General Instruction I.B.6 of Form S-3, so long as our public float remains below $75 million, in no event will we sell securities with a value of more than one-third of our public float in any 12-month period under the registration statement of which this prospectus is a part. During the 12-calendar month period ending on and including the date of this prospectus supplement, we have sold approximately $4.7 million of securities and entered into a sales agreement with Ladenburg Thalmann & Co. Inc. for the sale of up to $7 million shares of Common Stock from time to time in “at the market offerings” as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”) pursuant to General Instruction I.B.6 of Form S-3. As a result of the one-third limitation and prior sales, we are now able to offer and sell up to approximately $3.2 million of shares of our Common Stock.

Investing in our Common Stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page S-11 of this prospectus supplement under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We expect that delivery of the shares of our Common Stock and warrants being offered pursuant to this prospectus supplement and the accompanying prospectus will be made to purchasers through the facilities of American Stock Transfer & Trust Company LLC on or about October 9, 2020.

The date of this prospectus supplement is October 9, 2020

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus dated September 23, 2020 are part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process.

We provide information to you about this offering of shares of our common stock in two separate documents that are bound together: (1) this prospectus supplement, which describes the specific details regarding this offering; and (2) the accompanying prospectus, which provides general information, some of which may not apply to this offering. Generally, when we refer to this “prospectus,” we are referring to both documents combined. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. However, if any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in this prospectus supplement or the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement as our business, financial condition, results of operations and prospects may have changed since the earlier dates. You should not assume that the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free-writing prospectus is accurate as of any date other than as of the date of this prospectus supplement, the accompanying prospectus or any related free-writing prospectus, as the case may be, or in the case of the documents incorporated by reference, the date of such documents regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any sale of our securities. You should read this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference in this prospectus supplement and the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering when making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus supplement. We have not authorized anyone to provide you with information that is in addition to, or different from, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectuses we have prepared. If anyone provides you with different or inconsistent information, you should not rely on it. We are not offering to sell securities in any jurisdiction where the offer or sale is not permitted.

Unless the context otherwise requires, references in this prospectus supplement to “Jaguar,” the “Company,” “we,” “us,” and “our” refer to Jaguar Health, Inc.

Jaguar Health, our logo, Napo Pharmaceuticals, Mytesi, Canalevia, Equilevia and Neonorm are our trademarks that are used in this prospectus supplement. This prospectus supplement also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

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PROSPECTUS SUPPLEMENT SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus supplement and in the accompanying prospectus. We urge you to read this entire prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering, including the section entitled “Risk Factors” and the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC.

Overview

Jaguar is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly owned subsidiary, Napo Pharmaceuticals, Inc. (“Napo”), focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants used traditionally in rainforest areas. Our Mytesi (“crofelemer”) product is approved by the U.S. Food and Drug Administration for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and is the only oral plant-based prescription medicine approved under FDA Botanical Guidance. In the animal health space, we focus on developing and commercializing first-in-class gastrointestinal products for companion and production animals, foals, and high value horses.

Jaguar was founded in San Francisco, California as a Delaware corporation on June 6, 2013. Napo formed Jaguar to develop and commercialize animal health products. Effective as of December 31, 2013, Jaguar was a wholly owned subsidiary of Napo, and Jaguar was a majority-owned subsidiary of Napo until the close of the Company’s initial public offering on May 18, 2015. On July 31, 2017, the merger of Jaguar Animal Health, Inc. and Napo became effective, at which point Jaguar Animal Health’s name changed to Jaguar Health, Inc. and Napo began operating as a wholly-owned subsidiary of Jaguar focused on human health and the ongoing commercialization of, and development of potential follow-on indications for, Mytesi. Most of the activities of the Company are now focused on the commercialization of Mytesi and development of follow-on indications for crofelemer and a second-generation anti-secretory product candidate, lechlemer that has yet to be approved by the FDA. In the field of animal health, we have limited activities which are focused on developing and commercializing first-in-class gastrointestinal products for dogs, dairy calves, foals, and high value horses.

We believe Jaguar is poised to realize a number of synergistic, value adding benefits—an expanded pipeline of potential blockbuster human follow-on indications, a second-generation anti-secretory agent, as well as a pipeline of important animal indications for crofelemer—upon which to build global partnerships. As previously announced, Jaguar, through Napo, now holds extensive global rights for Mytesi, and crofelemer manufacturing is being conducted at a multimillion-dollar commercial manufacturing facility that has been FDA-inspected and approved. Additionally, several of the drug product candidates in Jaguar’s Mytesi pipeline are backed by what we believe are strong Phase 2 and proof of concept evidence from completed human clinical trials.

Mytesi is a novel, first-in-class anti-secretory agent which has a basic normalizing effect locally on the gut, and this mechanism of action has the potential to benefit multiple disorders. Mytesi is in development for multiple possible follow-on indications, including cancer therapy-related diarrhea; an orphan-drug indication for infants and children with congenital diarrheal disorders; short bowel syndrome (SBS); supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and for idiopathic/functional diarrhea. In addition, a second-generation anti-secretory agent, lechlemer, is in development for cholera. Napo previously received orphan-drug designation for the use of crofelemer in the treatment of SBS.

In September 2020, Jaguar launched the Entheogen Therapeutics (ETI) initiative to support the discovery and development of novel, natural medicines derived from psychoactive plant compounds for treatment of mood disorders, neuro-degenerative diseases, addiction, and other mental health disorders. The initiative is initially focused on plants with the potential to treat depression and leverages Napo’s proprietary library of approximately 2,300 plants with medicinal properties. According to statistics available from the National Institute of Mental Health Disorders, part of the National Institutes of Health, approximately 9.5% of American adults ages 18 and over will suffer from a depressive illness (major depression, bipolar disorder, or dysthymia) each year. Field research collaborations conducted in the past by members of the scientific strategy team (SST) of Jaguar’s predecessor company Shaman Pharmaceuticals, who are also members of the ETI SST, yielded possible applications for a compound called alstonine. Alstonine is derived from a plant used by traditional healers in Nigeria, and has demonstrated a potential novel mechanism of action for the treatment of difficult to manage conditions such as schizophrenia.

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While Jaguar and Napo remain steadfastly focused on the commercial success of Mytesi and on the development of potential crofelemer follow-on indications in the area of gastrointestinal health, the Company believes the same competencies and multi-disciplinary scientific strategy that led to the development of crofelemer will support collaborative efforts with potential partners to develop novel first-in-class prescription medicines derived from psychoactive plants.

Our management team has significant experience in gastrointestinal product development for both humans and animals. Napo was founded 30 years ago to perform drug discovery and development by leveraging the knowledge of traditional healers working in rainforest areas. Ten members of the Jaguar and Napo team have been together for more than 15 years. Dr. Steven King, our chief sustainable supply, ethnobotanical research and intellectual property officer, and Lisa Conte, our founder, president and CEO, have worked together for more than 30 years. Together, these dedicated personnel successfully transformed crofelemer, which is extracted from trees growing in the rainforest, to Mytesi, which is a natural, sustainably harvested, FDA-approved drug available from essentially any pharmacy in the United States.

Recent Developments

Nasdaq Compliance

Minimum Bid Price Requirement

On December 30, 2019, we received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the closing bid price for our Common Stock for the last 30 consecutive business days was below the $1.00 per share minimum required for continued listing under Nasdaq Listing Rule 5550(a)(2) (the “Rule”). We had a 180 calendar day grace period to regain compliance with the minimum bid price requirement. The minimum bid price requirement will be met if the Common Stock has a minimum closing bid price of at least $1.00 per share for a minimum of 10 consecutive business days during the 180-calendar day grace period.

On April 16, 2020, Nasdaq announced it was providing relief from the minimum bid price requirement through June 30, 2020. Under the relief, our grace period to regain compliance with the minimum bid was tolled until July 1, 2020. As such, our grace period was effectively extended until September 10, 2020.

On September 11, 2020, we received written notice from the Staff indicating that, based upon our continued non-compliance with the minimum $1.00 bid price requirement for continued listing on The Nasdaq Capital Market as set forth in the Rule, as of September 11, 2020, and notwithstanding our compliance with the quantitative criteria necessary to obtain a second 180-day period within which to evidence compliance with the Rule, as set forth in Nasdaq Listing Rule 5810(c)(3)(A), the Staff has determined to delist our securities from Nasdaq unless we timely request a hearing before the Nasdaq Hearings Panel (the “Panel”).

We have made a timely request for a hearing before the Panel, at which hearing we will request an extension within which to evidence compliance with all applicable requirements for continued listing on Nasdaq, including compliance with the Rule. Our request for a hearing has stayed any suspension or delisting action by the Staff at least pending the ultimate outcome of the hearing. We intend to take definitive steps in an effort to evidence compliance with the Rule; however, there can be no assurance that the Panel will grant our request for continued listing or that we will be able to evidence compliance with the Rule within any extension period that may be granted by the Panel.

Minimum Stockholders’ Equity Requirement

On August 17, 2020, we received a letter from the Staff notifying us that we no longer comply with Nasdaq Listing Rule 5550(b)(1) due to our failure to maintain a minimum of $2,500,000 in stockholders’ equity (or meet the alternatives of market value of listed securities of $35 million or net income from continuing operations). We reported stockholders’ equity of $1,544,000 in our Form 10-Q for the fiscal quarter ended June 30, 2020.

On September 9, 2020, we received a letter from Nasdaq stating that, based on our Current Report on Form 8-K filed on September 2, 2020, the Staff has determined that we comply with Nasdaq Listing Rule 5550(b)(1). However, if we fail to evidence compliance with Nasdaq Listing Rule 5550(b)(1) upon filing our next periodic report, we may be subject to delisting.

We are diligently working to evidence compliance with the minimum bid price requirement and maintain compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq. There can be no assurance that that we will be able to regain compliance with the minimum bid price requirement or maintain compliance with the minimum stockholders’ equity requirement or the other listing requirements.

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September Exchange Agreement

On September 1, 2020, we entered into an exchange agreement with Iliad Research and Trading, L.P. (“Iliad”), the holder of 5,524,926 shares (the “Original Shares”) of the Company’s Series A Convertible Participating Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), pursuant to which we and Iliad agreed to exchange the Original Shares for (i) 842,500 shares of the Series C Preferred Stock (the “Series C Preferred Shares”) and (ii) 842,500 shares (the “Series D Preferred Shares” and, together with the Series C Preferred Shares, the “Exchange Shares”) of our Series D Perpetual Preferred Stock, par value $0.0001 per share (the “Series D Preferred Stock”).

Debt Amendment

On September 1, 2020, we and Napo Pharmaceuticals, Inc., our wholly-owned subsidiary, (“Napo” and together with the Company, the “Borrower”) entered into an amendment (the “Global Amendment”) to the secured promissory note in the original principal amount of $2,296,926.16 (the “Note”) with Chicago Venture Partners, L.P. (“CVP”), an affiliate of Iliad, pursuant to which the maturity date of the Note was extended to December 31, 2021 (the “Maturity Date”) in exchange for a 5% increase to the outstanding balance of the Note. Pursuant to the terms of the Global Amendment, the Borrower is required to repay all accrued and outstanding interest on the Note along with $50,000 in principal on or before September 30, 2021, failure of which would result in a $750,000 increase to the outstanding balance of the Note. Under the Global Amendment, the Borrower is subject to certain restrictive covenants, including (i) a covenant restricting the Borrower’s ability to issue equity which places any restrictions on future issuance of equity or any other financings without the prior written consent of CVP and (ii) a covenant prohibiting Borrower from repaying any outstanding principal on the Note so long as any shares of Series D Preferred Stock are owned by CVP or any of its affiliates.

In the event that the Note is not repaid by the Maturity Date, then the Maturity Date will automatically extend on a month-to-month basis until the earlier of the date that the Note is repaid in full or December 31, 2024 in exchange for a monthly extension fee equal to 7.5% of the then-current outstanding balance on the Note.

Royalty Transaction

On October 8, 2020, we entered into a royalty interest purchase agreement (the “Purchase Agreement”) with Iliad, pursuant to which we sold to Iliad a royalty interest (the “Royalty Interest”) entitling Iliad to receive $12 million of future royalties on sales of Mytesi® (crofelemer) and certain up-front license fees and milestone payments from licensees and/or distributors (subject to adjustment as provided below, the “Royalty Repayment Amount”) for an aggregate purchase price of $6 million. We will use the proceeds to support advancement of research activities associated with its pipeline, including our lead product candidate, crofelemer for cancer therapy-related diarrhea, and general corporate purposes. Interest will accrue on the Royalty Repayment Amount at a rate of 10% per annum, compounding quarterly.

We are obligated to make minimum royalty payments on a monthly basis beginning on May 10, 2021 in an amount equal to the greater of (i) $250,000 (which increases to $400,000 beginning on October 9, 2021, $600,000 beginning on April 9, 2022, and $750,000 beginning on October 9, 2022) and (ii) 10% of our net sales of Mytesi and 10% of worldwide revenues related to upfront licensing fees and milestone payments from licensees and/or distributors, but specifically excluding licensing fees and/or milestone payments that are reimbursements of clinical trial expenses.

Pursuant to the terms of the Royalty Interest, if the volume weighted average price of our Common Stock for a given calendar week is not equal to or greater than $0.3035 at least twice during each calendar month during the six-month period beginning on November 1, 2020, then the Royalty Repayment Amount will automatically be increased by $6 million at the end of such six-month period. Upon mutual agreement, the parties may agree to consummate additional royalty financings of approximately $5 million and $6 million in February 2021 and July 2021, respectively.

Exchange Transactions

We issued (i) 8,111,904 shares of Common Stock in the aggregate in exchange for a reduction of approximately $2.5 million outstanding of our secured promissory notes, which issuances occurred on September 23, 2020, September 25, 2020 and October 6, 2020 (collectively, the “Note Exchange Transaction”) and (ii) 500,186 shares of Common Stock in exchange for 975 shares of the Company’s Series B-2 Convertible Preferred Stock, which issuance occurred on October 6, 2020 (the “B-2 Preferred Exchange Transaction” and, together with the Note Exchange Transaction”, the “Exchange Transactions”).

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ATM Transaction

On October 5, 2020, we entered into an At The Market Offering Agreement (the “ATM Agreement”) with Ladenburg Thalmann & Co. Inc., as agent (“Ladenburg”), pursuant to which the Company may offer and sell, from time to time through Ladenburg, shares of our Common Stock (the “ATM Shares”) subject to the terms and conditions of the ATM Agreement. The issuance and sale, if any, of the ATM Shares by us under the ATM Agreement will be made pursuant to the our effective “shelf” registration statement on Form S-3 (File No. 333-248763) and an accompanying base prospectus contained therein filed with the Securities and Exchange Commission on September 11, 2020, and declared effective on September 23, 2020. We filed a prospectus supplement, dated October 5, 2020, with the Securities and Exchange Commission in connection with the offer and sale of the ATM Shares pursuant to the ATM Agreement.

Subject to the terms and conditions of the ATM Agreement, Ladenburg may sell the ATM Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act, including, without limitation, sales made by means of ordinary brokers’ transactions on The Nasdaq Capital Market or otherwise at market prices prevailing at the time of sale, in block transactions, or as otherwise directed by us. Ladenburg will use commercially reasonable efforts to sell the ATM Shares from time to time, based upon our instructions (including any price, time or size limits or other customary parameters or conditions that we may impose). We will pay Ladenburg a commission of up to three percent (3.0%) of the gross sales proceeds of any ATM Shares sold through Ladenburg under the ATM Agreement and have provided Ladenburg with customary indemnification and contribution rights. In addition, we have agreed to reimburse certain legal expenses and filing fees incurred by Ladenburg in connection with the offering pursuant to the ATM Agreement, including fees and expenses of Ladenburg’s legal counsel not to exceed $75,000, plus certain ongoing disbursements of its legal counsel up to $3,000 per calendar quarter.

We are not obligated to make any sales of the ATM Shares under the ATM Agreement. The offering pursuant to the ATM Agreement will terminate upon the earlier of (i) October 5, 2022 and (ii) termination of the ATM Agreement as permitted therein. Either party may terminate the ATM Agreement in its sole discretion at any time by giving written notice to the other party.

Trial Delay Fee Settlement

On October 7, 2020, we entered into a fee settlement agreement (the “Settlement Agreement”) with Atlas Sciences, LLC (“Atlas”), an affiliate of the Company’s secured lender, pursuant to which we issued to Atlas (i) 2,000,000 shares of Common Stock (the “Settlement Shares”) and (ii) pre-funded warrants to purchase 6,218,954 shares of Common Stock (the “Settlement Warrants” and, together with the Settlement Shares and the shares of Common Stock underlying the Settlement Warrants, the “Settlement Securities”) as complete settlement and satisfaction of a trial delay fee of $2,515,000 (the “Trial Delay Fee”) described further below, for an effective offering price of $0.306 per share, which equals the Minimum Price as defined under Nasdaq Listing Rule 5635(d).

As previously disclosed, we entered into a license agreement with Atlas on April 15, 2020 with respect to certain patents and patent applications relating to our NP-500 drug product candidate, which agreement was amended on July 30, 2020 (as amended, the “License Agreement”). Pursuant to the License Agreement, we agreed to initiate a proof of concept Phase 2 study of NP-500 under an investigational new drug (“IND”) application with the U.S. Food and Drug Administration or an IND-equivalent dossier under appropriate regulatory authorities (the “Phase 2 study”) on or before January 15, 2021 (the “Study Initiation Deadline”) and pay Atlas the Trial Delay Fee if we failed to initiate the Phase 2 study by the Study Initiation Deadline.

Risks Related to Our Business

Our business, and our ability to execute our business strategy, is subject to a number of risks as more fully described in the section titled “Risk Factors.” These risks include, among others, the following:

•	We have a limited operating history, have not yet generated any material revenues, expect to continue to incur significant research and development and other expenses, and may never become profitable. Our independent registered public accounting firm has expressed substantial doubt about our ability to continue as a going concern.

•	We have never generated any material revenue from operations and may need to raise additional capital to achieve our goals.

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•	Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our Common Stock. Nasdaq has determined to delist our securities from Nasdaq pending a hearing before the Nasdaq Hearings Panel.

•	We are substantially dependent on the success of our current lead human prescription drug product, Mytesi and Canalevia, our prescription drug product candidate for dogs with chemotherapy induced diarrhea (CID) and exercise-induced diarrhea (EID), and cannot be certain that necessary approvals will be received for planned Mytesi follow-on indications or Canalevia or that these product candidates will be successfully commercialized, either by us or any of our partners.

•	The results of earlier studies may not be predictive of the results of our pivotal trials or other future studies, and we may be unable to obtain any necessary regulatory approvals for our existing or future prescription drug product candidates under applicable regulatory requirements.

•	Development of prescription drug products, and, to a lesser extent, non-prescription products, for the human health and animal health market is inherently expensive, time-consuming and uncertain, and any delay or discontinuance of our current or future pivotal trials, or dosage or formulation studies, would harm our business and prospects.

•	Even if we obtain any required regulatory approvals for our current or future prescription drug product candidates, they may never achieve market acceptance or commercial success.

•	We are dependent upon imported active pharmaceutical ingredients and contract manufacturers for supplies of our current prescription drug product candidates and non-prescription products and intend to rely on contract manufacturers for commercial quantities of any of our commercialized products.

•	If we are not successful in identifying, developing and commercializing additional prescription drug product candidates and non-prescription products, our ability to expand our business and achieve our strategic objectives may be impaired.

•	We have material weaknesses in our internal control over financial reporting related to staff turnover in our accounting department and our financial statement preparation and review process. We did not maintain a sufficient complement of internal personnel with appropriate knowledge, experience and/or training commensurate with our financial reporting requirements, and we did not have adequate policies and procedures in place to ensure the timely and effective preparation and review of the financial statements. If we fail to remediate the material weaknesses, or experience any additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately report our financial condition or results of operations which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

Corporate Information

We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 200 Pine Street, Suite 400, San Francisco, CA 94014 and our telephone number is (415) 371-8300. Our website address is https://jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus supplement. Our Common Stock is listed on the Nasdaq Capital Market and trades under the symbol “JAGX.”

On June 3, 2019, we filed an amendment to our Third Amended and Restated Certificate of Incorporation to effect on June 7, 2019, a 1-for-70 reverse split of our voting common stock. Accordingly, all of the stock figures and related market, conversion and exercise prices in this prospectus supplement have been adjusted to reflect the reverse split.

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Emerging Growth Company Information

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (i) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (ii) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iii) we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can delay its adoption of any new or revised accounting standards, but we have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. In addition, investors may find our common stock less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline and/or become more volatile.

We may remain an “emerging growth company” until as late as December 31, 2020 (the fiscal year-end following the fifth anniversary of the closing of our initial public offering, which occurred on May 18, 2015), although we may cease to be an “emerging growth company” earlier under certain circumstances, including (i) if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of any June 30, in which case we would cease to be an “emerging growth company” as of December 31 of such year, (ii) if our gross revenue exceeds $1.07 billion in any fiscal year or (iii) if we issue more than $1.0 billion of non-convertible debt over a three-year period.

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THE OFFERING

Common stock offered by us	250,000 shares of our Common Stock

Pre-funded warrants offered by us	Pre-funded warrants to purchase 7,057,692 shares of our Common Stock. The exercise price of each pre-funded warrant will equal $0.0001 per share. Each pre-funded warrant will be exercisable upon issuance and will not expire prior to exercise. This prospectus supplement also relates to the offering of the 7,057,692 shares of common stock issuable upon exercise of the pre-funded warrants.

Common stock outstanding prior to this offering	56,084,871 shares

Common stock to be outstanding after this offering	63,392,563 shares, assuming the exercise of all pre-funded warrants

Use of proceeds	We will not receive any proceeds from the shares of Common Stock issued to Iliad. However, if all of the pre-funded warrants were exercised, we would receive gross proceeds of approximately $706. We currently intend to use such proceeds, if any, for working capital and other general corporate purposes. The securities are issued pursuant to the Agreement with Iliad. See “Use of Proceeds” on page S-19.

Risk factors	You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to invest in our securities.

Nasdaq Capital Market symbol	“JAGX”.

No listing of pre-funded warrants	We do not intend to apply for listing of the pre-funded warrants on any national securities exchange or trading system.

We have two classes of common stock: (i) voting common stock, par value $0.0001 per share, and (ii) non-voting common stock, par value $0.0001 per share. The shares offered by us in this offering are voting common stock.

The number of shares of our common stock to be outstanding after this offering is based on 56,084,871 shares of our voting common stock and 38,382 shares of our non-voting common stock outstanding as of October 8, 2020, and excludes the following:

•	6,218,954 shares of common stock issuable upon exercise of pre-funded warrants outstanding as of October 8, 2020, with an exercise price of $0.0001;

•	7,588,799 shares of common stock issuable upon exercise of warrants outstanding as of October 8, 2020, with a weighted-average exercise price of $1.05;

•	1,246,210 shares of common stock issuable upon conversion of 6,559 shares of Series B-2 Preferred Stock outstanding as of October 8, 2020, with a conversion price of $190.00 per share;

•	4,483,180 shares of common stock issuable upon exercise of outstanding options as of October 8, 2020, with a weighted-average exercise price of $4.28;

•	179,444 shares of common stock remain available for grant under the 2014 Stock Incentive Plan and 466,682 shares of common stock have been issued under the 2020 Employee Inducement Plan;

•	33,318 shares of common stock issuable upon exercise of outstanding inducement options as of October 8, 2020, with a weighted-average exercise price of $0.49; and

•	5,613 shares of voting common stock issuable upon vesting of outstanding restricted stock unit awards (“RSUs”), as of October 8, 2020.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks factor described below. You should also consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. In such an event, the market price of our Common Stock could decline, and you may lose all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may harm our business, financial condition, results of operations and prospects.

Risks Related to Our Common Stock

Our failure to meet the continued listing requirements of The Nasdaq Capital Market could result in a delisting of our Common Stock.

Our Common Stock is listed on The Nasdaq Capital Market, which imposes, among other requirements, a minimum bid price requirement and a minimum stockholders’ equity requirement. On December 30, 2019, we received a letter from Nasdaq indicating that we failed to comply with Nasdaq’s minimum bid price for continued listing set forth in Nasdaq Listing Rule 5110(a)(2). On August 17, 2020, we received another letter from Nasdaq indicating that we had failed to comply with Nasdaq’s minimum stockholders’ equity requirement set forth in Nasdaq Listing Rule 5550(b)(1). On September 9, 2020, we received a letter from Nasdaq stating that, based on our Current Report on Form 8-K filed on September 2, 2020, the Staff has determined that we comply with Nasdaq Listing Rule 5550(b)(1). However, if we fail to evidence compliance with Nasdaq Listing Rule 5550(b)(1) upon filing its next periodic report, we may be subject to delisting. On September 11, 2020, we received written notice from the Staff indicating that, based upon our continued non-compliance with the minimum bid price requirement, the Staff has determined to delist our securities from The Nasdaq Capital Market unless we timely request a hearing before a Nasdaq hearings panel.

With respect to the minimum bid price requirement, we made a timely request for a hearing before a Nasdaq hearings panel, at which hearing we will request an extension within which to evidence compliance with all applicable requirements for continued listing on Nasdaq, including compliance with the minimum bid price requirement. Our request for a hearing has stayed any suspension or delisting action by the Staff at least pending the ultimate outcome of the hearing. With respect to the minimum stockholders’ equity requirement, if we do not meet the minimum stockholders’ equity requirement upon the filing of our next periodic report and Nasdaq notifies us that our Common Stock is subject to delisting, we will have the opportunity to appeal that decision to a Nasdaq hearings panel.

We are diligently working to evidence compliance with the minimum bid price requirement and maintain compliance with the minimum stockholders’ equity requirement for continued listing on Nasdaq; however, there can be no assurance that we will be able to regain compliance with the minimum bid price requirement or maintain compliance with the minimum stockholders’ equity requirement or other continued listing requirements, or that Nasdaq will grant us a further extension of time to regain compliance, if necessary.

If we fail to maintain compliance with the minimum bid price requirement, the minimum stockholders’ equity requirement, or any other of the continued listing requirements of The Nasdaq Capital Market, Nasdaq may take steps to delist our Common Stock. The delisting of our Common Stock from Nasdaq may make it more difficult for us to raise capital on favorable terms in the future. Such a delisting would likely have a negative effect on the price of our Common Stock and would impair your ability to sell or purchase our Common Stock when you wish to do so. Further, if we were to be delisted from The Nasdaq Capital Market, our Common Stock would cease to be recognized as covered securities and we would be subject to regulation in each state in which it offers its securities. Moreover, there is no assurance that any actions that we take to restore our compliance with the Nasdaq minimum bid price requirement would stabilize the market price or improve the liquidity of our Common Stock, prevent our Common Stock from falling below the Nasdaq minimum bid price required for continued listing again or prevent future non-compliance with Nasdaq’s listing requirements.

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We have material weaknesses in our internal control over financial reporting related to staff turnover in our accounting department and our financial statement preparation and review process. We did not maintain a sufficient complement of internal personnel with appropriate knowledge, experience and/or training commensurate with our financial reporting requirements, and we did not have adequate policies and procedures in place to ensure the timely and effective preparation and review of the financial statements. If we fail to remediate the material weaknesses, or experience any additional material weaknesses in the future or otherwise fail to maintain an effective system of internal controls in the future, we may not be able to accurately report our financial condition or results of operations which may adversely affect investor confidence in us and, as a result, the value of our Common Stock.

Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Preparing our consolidated financial statements involves a number of complex manual and automated processes, which are dependent upon individual data input or review and require significant management judgment. One or more of these elements may result in errors that may not be detected and could result in a material misstatement of our consolidated financial statements. If we fail to maintain the adequacy of our internal controls over financial reporting, our business and operating results may be harmed and we may fail to meet our financial reporting obligations. If material weaknesses in our internal control are discovered or occur, our consolidated financial statements may contain material misstatements and we could be required to restate our financial results.

In connection with our preparation of our annual financial statements for the year ended December 31, 2019 and 2018 and for the six months ended June 30, 2020, we identified material weaknesses in our internal control over financial reporting related to staff turnover in our accounting department and our financial statement preparation and review process. We did not maintain a sufficient complement of internal personnel with appropriate knowledge, experience and/or training commensurate with our financial reporting requirements and we did not have adequate policies and procedures in place to ensure the timely and effective preparation and review of the financial statements. We relied on outside consulting technical experts and did not maintain adequate internal qualified personnel to properly supervise and review the information provided by the outside consulting technical experts to ensure certain significant complex transactions and technical matters were properly accounted for, specifically with respect to assumptions used in measuring the value of certain financial instruments and contractual covenants in certain financial instruments on the balance sheet at December 31, 2018, and accurately reflecting all potential accrued services on the balance sheet at December 31, 2018. We have concluded that we must implement new or improved controls in our financial statement close process and policies in reviewing information received from our outside consulting technical experts.

We have enhanced our internal controls, processes and related documentation necessary to remediate our material weaknesses. We may not be able to complete our remediation, evaluation and testing in a timely fashion. If we are unable to remediate these material weaknesses, or if we identify one or more other material weaknesses in our internal control over financial reporting, we will continue to be unable to conclude that our internal controls are effective. If we are unable to confirm that our internal control over financial reporting is effective we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause the price of our Common Stock to decline.

The Series C Preferred Stock and the Series D Preferred Stock have a liquidation preference senior to our common stock and Series B-2 convertible preferred stock.

Series C Preferred Stock and Series D Preferred Stock have a liquidation preference that gets paid prior to any payment on our common stock (including shares issuable upon the exercise of our outstanding warrants) and Series B-2 convertible preferred stock. As a result, if we were to dissolve, liquidate or undergo a “Corporate Liquidation Event” as defined in the Certificate of Designations for our Series C Preferred Stock and Series D Preferred Stock (which includes a change of control or the sale, lease transfer or exclusive license of all or substantially all of the Company’s assets, in each case authorized by the Company’s board of directors), the holders of our Series C Preferred Stock and Series D Preferred Stock would have the right to receive, after exchanging 285,000 shares of Series C, up to approximately $11.2 million, plus any unpaid interests and dividends from any such transaction before any amount is paid to the holders of our Series B-2 convertible preferred stock or common stock or pursuant to the redemption rights in the warrants for fundamental transactions. The payment of the liquidation preferences could result in common stockholders, Series B-2 convertible preferred stockholders and warrant holders not receiving any consideration if we were to liquidate, dissolve or wind up, either voluntarily or involuntarily. Holders of shares of Series C Preferred Stock and Series D Preferred Stock receive a cumulative, non-participating dividend of 10% per annum and 8% per annum, respectively, payable monthly for 24 months in additional shares of Series C Preferred Stock and Series D Preferred Stock, respectively.

The existence of the liquidation preferences may reduce the value of our common stock, make it harder for us to sell shares of common stock in offerings in the future, or prevent or delay a change of control.

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If our shares become subject to the penny stock rules, it would become more difficult to trade our shares.

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or authorized for quotation on certain automated quotation systems, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. If we do not retain a listing on The Nasdaq Capital Market and if the price of our Common Stock is less than $5.00, our Common Stock will be deemed a penny stock. The penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document containing specified information. In addition, the penny stock rules require that before effecting any transaction in a penny stock not otherwise exempt from those rules, a broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive (i) the purchaser’s written acknowledgment of the receipt of a risk disclosure statement; (ii) a written agreement to transactions involving penny stocks and (iii) a signed and dated copy of a written suitability statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our common stock, and therefore stockholders may have difficulty selling their shares.

The price of our Common Stock could be subject to volatility related or unrelated to our operations, and purchasers of our common stock could incur substantial losses.

The trading price of our Common Stock could be subject to wide fluctuations in response to various factors, some of which are beyond our control. These factors include those discussed previously in this “Risk Factors” section of this prospectus supplement and the risks, uncertainties and assumptions discussed under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K, as revised or supplemented by our most recent Quarterly Report on Form 10-Q, and others, such as:

•	delays in the commercialization of Mytesi, Neonorm, Canalevia, Equilevia or our other current or future prescription drug product candidates and non-prescription products;

•	any delays in, or suspension or failure of, our current and future studies;

•	announcements of regulatory approval or disapproval of any of our current or future product candidates or of regulatory actions affecting our company or our industry;

•	manufacturing and supply issues that affect product candidate or product supply for our studies or commercialization efforts;

•	quarterly variations in our results of operations or those of our competitors;

•	changes in our earnings estimates or recommendations by securities analysts;

•	the payment of licensing fees or royalties in shares of our Common Stock;

•	announcements by us or our competitors of new prescription drug products or product candidates or non-prescription products, significant contracts, commercial relationships, acquisitions or capital commitments;

•	announcements relating to future development or license agreements including termination of such agreements;

•	adverse developments with respect to our intellectual property rights or those of our principal collaborators;

•	commencement of litigation involving us or our competitors;

•	any major changes in our board of directors or management;

•	new legislation in the United States relating to the prescription, sale, distribution or pricing of gastrointestinal health products;

•	product liability claims, other litigation or public concern about the safety of our prescription drug product or product candidates and non-prescription products or any such future products;

•	market conditions in the human or animal health industry, in general, or in the gastrointestinal health sector, in particular, including performance of our competitors;

•	uncertainties related to COVID-19; and

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•	general economic conditions in the United States and abroad.

In addition, the stock market, in general, or the market for stocks in our industry, in particular, may experience broad market fluctuations, which may adversely affect the market price or liquidity of our Common Stock. Any sudden decline in the market price of our Common Stock could trigger securities class-action lawsuits against us. If any of our stockholders were to bring such a lawsuit against us, we could incur substantial costs defending the lawsuit and the time and attention of our management would be diverted from our business and operations. We also could be subject to damages claims if we were found to be at fault in connection with a decline in our stock price.

You may not be able to resell our Common Stock when you wish to sell them or at a price that you consider attractive or satisfactory.

The listing of our Common Stock on The Nasdaq Capital Market does not assure that a meaningful, consistent and liquid trading market exists. Although our Common Stock is listed on The Nasdaq Capital Market, trading volume in our Common Stock has been limited and an active trading market for our shares may never develop or be sustained. If an active market for our Common Stock does not develop, you may be unable to sell your shares when you wish to sell them or at a price that you consider attractive or satisfactory. The lack of an active market may also adversely affect our ability to raise capital by selling securities in the future, or impair our ability to license or acquire other product candidates, businesses or technologies using our shares as consideration.

If securities or industry analysts do not publish research or reports about our company, or if they issue adverse or misleading opinions regarding us or our stock, our stock price and trading volume could decline.

The trading market for our Common Stock depends in part on the research and reports that industry or financial analysts publish about us or our business. We do not influence or control the reporting of these analysts. If one or more of the analysts who do cover us downgrade or provide a negative outlook on our company or our industry, or the stock of any of our competitors, the price of our Common Stock could decline. If one or more of these analysts ceases coverage of our company, we could lose visibility in the market, which in turn could cause the price of our common stock to decline.

You may be diluted by conversions of outstanding shares of non-voting common stock, Series B-2 Preferred Stock and exercises of outstanding options and warrants.

As of October 8, 2020, we had (i) outstanding options to purchase an aggregate of 4,483,180 shares of our common stock at a weighted average exercise price of $4.28 per share, (ii) outstanding options to purchase an aggregate of 33,318 shares of our common stock issuable upon exercise of outstanding inducement options as of October 8, 2020, with a weighted-average exercise price of $0.49 per share, (iii) 7,588,799 shares of common stock issuable upon exercise of warrants outstanding as of October 8, 2020, with a weighted-average exercise price of $1.05, (iv) 6,218,954 shares of common stock issuable upon exercise of pre-funded warrants outstanding as of October 8, 2020, with an exercise price of $0.0001, (v) 1,246,210 shares of common stock issuable upon conversion of 6,559 shares of Series B-2 Preferred Stock outstanding as of October 8, 2020, with a conversion price of $190.00 per share, and (vi) 5,613 shares of common stock issuable upon vesting of outstanding RSUs.

The exercise of such options and warrants and conversion of the non-voting common stock and Series B-2 convertible preferred stock will result in further dilution of your investment. In addition, you may experience further dilution if we issue common stock in the future. As a result of this dilution, you may receive significantly less in net tangible book value than the full purchase price you paid for the shares in the event of liquidation.

Provisions in our charter documents and under Delaware law could discourage a takeover that stockholders may consider favorable and may lead to entrenchment of management.

Our third amended and restated certificate of incorporation and amended and restated bylaws contain provisions that could delay or prevent changes in control or changes in our management without the consent of our board of directors. These provisions to include the following:

•	a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the membership of a majority of our board of directors;

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•	no cumulative voting in the election of directors, which limits the ability of minority stockholders to elect director candidates;

•	the exclusive right of our board of directors to elect a director to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to fill vacancies on our board of directors;

•	the ability of our board of directors to authorize the issuance of shares of preferred stock and to determine the terms of those shares, including preferences and voting rights, without stockholder approval, which could adversely affect the rights of our common stockholders or be used to deter a possible acquisition of our company;

•	the ability of our board of directors to alter our bylaws without obtaining stockholder approval;
•	the required approval of the holders of at least 75% of the shares entitled to vote at an election of directors to adopt, amend or repeal our bylaws or repeal the provisions of our third amended and restated certificate of incorporation regarding the election and removal of directors;

•	a prohibition on stockholder action by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders;

•	the requirement that a special meeting of stockholders may be called only by the chairman of the board of directors, the chief executive officer, the president or the board of directors, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors; and

•	advance notice procedures that stockholders must comply with in order to nominate candidates to our board of directors or to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions could inhibit or prevent possible transactions that some stockholders may consider attractive.

We are also subject to the anti-takeover provisions contained in Section 203 of the Delaware General Corporation Law. Under Section 203, a corporation generally may not engage in a business combination with any holder of 15% or more of its capital stock unless the holder has held the stock for three years or, among other exceptions, the board of directors has approved the transaction.

Our amended and restated bylaws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers or other employees.

Our amended and restated bylaws provide that, unless we consent in writing to an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employees to us or our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, (iv) any action asserting a claim that is governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock shall be deemed to have notice of and to have consented to this provision of our amended and restated bylaws. This choice-of-forum provision may limit our stockholders’ ability to bring a claim in a judicial forum that they find favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our amended and restated bylaws inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could harm our business and financial condition.

We do not intend to pay dividends on our Common Stock, and your ability to achieve a return on your investment will depend on appreciation in the market price of our Common Stock.

We currently intend to invest our future earnings, if any, to fund our growth and not to pay any cash dividends on our Common Stock. Moreover, so long as Nantucket Investments Limited (“Nantucket”) or any of its affiliates owns any shares of our non-voting common stock, we cannot pay dividends on our voting common stock or non-voting common stock without obtaining the prior written consent of Nantucket. Because we do not intend to pay dividends and may be required to obtain written consent if we were to do so, your ability to receive a return on your investment will depend on any future appreciation in the market price of our common stock. We cannot be certain that our common stock will appreciate in price.

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Our principal stockholders own a significant percentage of our voting stock and will be able to exert significant control over matters subject to stockholder approval.

As of October 8, 2020, our executive officers, directors, holders of 5% or more of our capital stock and their respective affiliates beneficially owned in the aggregate approximately 8.8% of the outstanding shares of our Common Stock. As a result of their stock ownership, these stockholders may have the ability to influence our management and policies, and will be able to significantly affect the outcome of matters requiring stockholder approval such as elections of directors, amendments of our organizational documents or approvals of any merger, sale of assets or other major corporate transaction. This may prevent or discourage unsolicited acquisition proposals or offers for our common stock that you may feel are in your best interest as one of our stockholders.

The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase our costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.

Our initial public offering had a significant, transformative effect on us. Prior to our initial public offering, our business operated as a privately-held company, and we were not required to comply with public reporting, corporate governance and financial accounting practices and policies required of a publicly-traded company. As a publicly-traded company, we incur significant additional legal, accounting and other expenses compared to historical levels. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and the rules and regulations thereunder, as well as under the Sarbanes-Oxley Act, the JOBS Act and the rules and regulations of the SEC and The Nasdaq Capital Market, may result in an increase in our costs and the time that our board of directors and management must devote to our compliance with these rules and regulations. These rules and regulations have substantially increased our legal and financial compliance costs and diverted management time and attention from our product development and other business activities.

The Sarbanes-Oxley Act requires, among other things, that we assess the effectiveness of our internal control over financial reporting annually and the effectiveness of our disclosure controls and procedures quarterly. In particular, Section 404 of the Sarbanes-Oxley Act, or Section 404, requires us to perform system and process evaluation and testing of our internal control over financial reporting to allow management to report on, and our independent registered public accounting firm potentially to attest to, the effectiveness of our internal control over financial reporting. We have needed to expend time and resources on documenting our internal control over financial reporting so that we are in a position to perform such evaluation when required. As an “emerging growth company,” we expect to avail ourselves of the exemption from the requirement that our independent registered public accounting firm attest to the effectiveness of our internal control over financial reporting under Section 404. However, we may no longer avail ourselves of this exemption when we cease to be an “emerging growth company.” When our independent registered public accounting firm is required to undertake an assessment of our internal control over financial reporting, the cost of our compliance with Section 404 will correspondingly increase. Our compliance with applicable provisions of Section 404 requires that we incur substantial accounting expense and expend significant management time on compliance-related issues as we implement additional corporate governance practices and comply with reporting requirements. Moreover, if we are not able to comply with the requirements of Section 404 applicable to us in a timely manner, or if we or our independent registered public accounting firm identifies deficiencies in our internal control over financial reporting that are deemed to be material weaknesses, the market price of our stock could decline and we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to “emerging growth companies” will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions and relief from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.” In particular, while we are an “emerging growth company” (i) we will not be required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, (ii) we will be subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and (iii) we will not be required to hold nonbinding advisory votes on executive compensation or stockholder approval of any golden parachute payments not previously approved. In addition, the JOBS Act provides that an emerging growth company can delay its adoption of any new or revised accounting standards, but we have irrevocably elected not to avail ourselves of this exemption and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies. In addition, investors may find our common stock less attractive if we rely on the exemptions and relief granted by the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may decline and/or become more volatile.

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We may remain an “emerging growth company” until as late as December 31, 2020 (the fiscal year-end following the fifth anniversary of the closing of our initial public offering, which occurred on May 18, 2015), although we may cease to be an “emerging growth company” earlier under certain circumstances, including (i) if the market value of our common stock that is held by non-affiliates exceeds $700.0 million as of any June 30, in which case we would cease to be an “emerging growth company” as of December 31 of such year, (ii) if our gross revenue exceeds $1.07 billion in any fiscal year or (iii) if we issue more than $1.0 billion of non-convertible debt over a three-year period.

Issuances of shares of Common Stock or securities convertible into or exercisable for shares of Common Stock following this offering, as well as the exercise of options and warrants outstanding, will dilute your ownership interests and may adversely affect the future market price of our Common Stock.

The issuance of additional shares of our Common Stock or securities convertible into or exchangeable for our Common Stock could be dilutive to stockholders if they do not invest in future offerings. We intend to use the net proceeds from this offering to continue to fund the development of our business and for general corporate purposes, which may include capital expenditures and funding our working capital needs. We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances and licensing arrangements, which may cause your ownership interest to be diluted.

In addition, we have a significant number of options and warrants to purchase shares of our Common Stock outstanding. If these securities are exercised or converted, you may incur further dilution. Moreover, to the extent that we issue additional options or warrants to purchase, or securities convertible into or exchangeable for, shares of our common stock in the future and those options, warrants or other securities are exercised, converted or exchanged, stockholders may experience further dilution.

We effected two reverse stock splits since January 1, 2018, which may not achieve one or more of our objectives.

We have effected two reverse stock splits since January 1, 2018, each of which has impacted the trading liquidity of the shares of our Common Stock. There can be no assurance that the market price per share of our Common Stock after a reverse stock split will remain unchanged or increase in proportion to the reduction in the number of shares of our Common Stock outstanding before the reverse stock split. The market price of our shares may fluctuate and potentially decline after a reverse stock split. Accordingly, the total market capitalization of our Common Stock after a reverse stock split may be lower than the total market capitalization before the reverse stock split. Moreover, the market price of our Common Stock following a reverse stock split may not exceed or remain higher than the market price prior to the reverse stock split.

Additionally, there can be no assurance that a reverse stock split will result in a per-share market price that will attract institutional investors or investment funds or that such share price will satisfy investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our Common Stock may not necessarily improve. Further, if a reverse stock split is effected and the market price of our Common Stock declines, the percentage decline may be greater than would occur in the absence of a reverse stock split.

There is no public market for the pre-funded warrants being offered by us in this offering.

There is no established public trading market for the pre-funded warrants being offered in this offering, and we do not expect a market to develop. In addition, we do not intend to apply to list the pre-funded warrants on any national securities exchange or other nationally recognized trading system, including The Nasdaq Capital Market. Without an active market, the liquidity of the pre-funded warrants will be limited.

Holders of the pre-funded warrants will not have rights of common stockholders until such warrants are exercised.

The pre-funded warrants being offered do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the documents incorporated by reference into it contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus supplement, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus supplement are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus supplement and are subject to a number of risks, uncertainties and assumptions including those listed in the “Risk Factors” incorporated by reference into this prospectus supplement from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

We will not receive any proceeds from the (i) 250,000 shares of Common Stock and (ii) pre-funded warrants to purchase 7,057,692 shares issued to Iliad in this offering. The shares of Common Stock and pre-funded warrants are being issued in exchange for 285,000 shares of Series C Preferred Stock held by Iliad.

A portion of the shares covered by this prospectus are issuable upon exercise of the pre-funded warrants. If all of the pre-funded warrants were exercised, we would receive gross proceeds of approximately $706. We currently intend to use such proceeds, if any, for working capital and for other general corporate purposes.

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DESCRIPTION OF THE PRE-FUNDED WARRANTS

The following summary of certain terms and provisions of pre-funded warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the pre-funded warrant, the form of which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of pre-funded warrant for a complete description of the terms and conditions of the pre-funded warrants.

Duration and Exercise Price

Each pre-funded warrant offered hereby will have an initial exercise price per share equal to $0.0001. The pre-funded warrants will be immediately exercisable and may be exercised at any time until the pre-funded warrants are exercised in full. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Exercisability

The pre-funded warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of shares of our common stock purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of the pre-funded warrant to the extent that the holder would own more than 9.99% of the outstanding common stock immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase or decrease the amount of ownership of outstanding stock after exercising the holder’s pre-funded warrants up to 9.99% of the number of shares of our common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the pre-funded warrants. Purchasers of pre-funded warrants in this offering may also elect prior to the issuance of the pre-funded warrants to have the initial exercise limitation set at 9.99% of our outstanding common stock. No fractional shares of common stock will be issued in connection with the exercise of a pre-funded warrant. In lieu of fractional shares, we will either pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price or round up to the next whole share.

Cashless Exercise

If, at the time a holder exercises its pre-funded warrants, a registration statement registering the issuance of the shares of common stock underlying the pre-funded warrants under the Securities Act is not then effective or available, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of shares of common stock determined according to a formula set forth in the pre-funded warrants.

Transferability

Subject to applicable laws, a pre-funded warrant may be transferred at the option of the holder upon surrender of the pre-funded warrant to us together with the appropriate instruments of transfer.

Automatic Exercise

Upon (i) the closing of (x) a merger, reorganization, tender offer or similar transaction involving the Company or its securities with another entity in which the holders of voting securities of the Company immediately prior to such transaction hold less than 50% of the voting securities of the surviving entity immediately following such transaction or (y) a sale or license of all or substantially all of the assets of the Company, (ii) the voluntary or involuntary liquidation, dissolution or winding up of the Company or a Corporate Liquidation Event (as defined in the Company’s Certificate of Designation of Series C Perpetual Preferred Stock), or (iii) the transfer of the pre-funded warrants by the original holder to a third party, the pre-funded warrants will be automatically exercised through cashless exercise for shares of Common Stock as described under “—Cashless Exercise” above, thereby cancelling all outstanding pre-funded warrants and terminating the rights of holders of the pre-funded warrants.

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Exchange Listing

There is no trading market available for the pre-funded warrants on any securities exchange or nationally recognized trading system. We do not intend to list the pre-funded warrants on any securities exchange or nationally recognized trading system.

Rights as a Stockholder

Except as otherwise provided in the pre-funded warrants or by virtue of such holder’s ownership of shares of our common stock, the holders of the pre-funded warrants do not have the rights or privileges of holders of our Common Stock, including any voting rights, until they exercise their pre-funded warrants.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS OF COMMON STOCK AND/OR PRE-FUNDED WARRANTS

The following is a general discussion of the material U.S. federal income tax consequences applicable to a non-U.S. holder (as defined below) with respect to the acquisition, ownership and disposition of our common stock and/or pre-funded warrants. This discussion is limited to non-U.S. holders who purchase our common stock and/or pre-funded warrants issued pursuant to this offering for cash and who hold our common stock and/or pre-funded warrants as a “capital asset” within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code (generally, property held for investment). This discussion is based upon the applicable provisions of the Code, applicable U.S. Treasury regulations promulgated thereunder, or the Treasury Regulations, and administrative and judicial interpretations thereof, promulgated thereunder, all as in effect on the date hereof, and all of which are subject to change, possibly on a retroactive basis. Any such changes could alter the tax consequences to non-U.S. holders described herein. This discussion is not a complete analysis of all of the potential U.S. federal income tax consequences applicable to a non-U.S. holder, and does not address all of the U.S. federal income tax consequences that may be relevant to a particular non-U.S. holder in light of such non-U.S. holder’s particular circumstances or the U.S. federal income tax consequences applicable to non-U.S. holders that are subject to special rules, such as United States expatriates, banks, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, brokers, dealers or traders in securities, commodities or currencies, partnerships or other pass-through entities (or investors in such entities), tax-exempt organizations, tax-qualified retirement plans, persons subject to the alternative minimum tax, and non-U.S. holders that hold our common stock and/or pre-funded warrants as part of a straddle, hedge, conversion transaction or other integrated investment. In addition, this discussion does not describe any state or local income, estate or other tax consequences of holding and disposing of our common stock and/or pre-funded warrants.

As used in this discussion, the term “non-U.S. holder” means any beneficial owner of our common stock and/or pre-funded warrants that is, for U.S. federal income tax purposes, neither a partnership nor any of the following:

•	an individual citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized under the laws of the United States or any political subdivision thereof;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (i) a United States court is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

If any entity classified as a partnership for U.S. federal income tax purposes holds our common stock and/or pre-funded warrants, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partnership. Partnerships and their partners should consult their tax advisors as to the tax consequences to them of the acquisition, ownership and disposition of our common stock and/or pre-funded warrants.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY AND IS NOT TAX ADVICE. PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR TAX ADVISORS REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES TO THEM OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK AND/OR PRE-FUNDED WARRANTS.

Distributions on Common Stock

Distributions on our common stock generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. If a distribution exceeds our current and accumulated earnings and profits, the excess will be treated first as a tax-free return of a capital to the extent of the non-U.S. holder’s adjusted tax basis in the common stock below zero, and thereafter as capital gain, subject to the tax treatment described under “Sale, Exchange or Other Disposition of Our Common Stock,” below.

Subject to the discussions below regarding backup withholding and FATCA, the gross amount of dividends paid to a non-U.S. holder of our common stock that are not effectively connected with a U.S. trade or business conducted by such non-U.S. holder generally will be subject to U.S. federal withholding tax at a rate of 30%, or such lower rate specified by an applicable income tax treaty if we have received proper certification as to the application of such treaty. If a non-U.S. holder holds our common stock in connection with the conduct of a trade or business within the United States, and dividends paid on our common stock are effectively connected with such non-U.S. holder’s U.S. trade or business (and, if under an applicable income tax treaty, such dividends are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder within the United States), such non-U.S. holder generally will be subject to U.S. federal income tax at ordinary U.S. federal income tax rates (on a net income basis), and such dividends will not be subject to the U.S. federal withholding tax described above. In the case of a non-U.S. holder that is a corporation, such non-U.S. holder may also be subject to a 30% “branch profits tax” unless such corporate non-U.S. holder qualifies for a lower rate under an applicable income tax treaty.

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In general, to claim the benefit of any applicable income tax treaty or an exemption from U.S. federal withholding because the income is effectively connected with the conduct of a trade or business within the United States, a non-U.S. holder must provide a properly executed Internal Revenue Service, or IRS, Form W-8BEN-E for treaty benefits or IRS Form W-8ECI for effectively connected income (or such successor form as the IRS designates), before the distributions are made. These forms must be updated periodically. If you are a non-U.S. holder, you may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisers regarding their entitlement to benefits under an applicable income tax treaty and the specific manner of claiming the benefits of such treaty.

Sale, Exchange or Other Disposition of Common Stock and/or pre-funded warrants

Although it is not entirely free from doubt, a pre-funded warrant should be treated as a share of our common stock for U.S. federal income tax purposes and a holder of pre-funded warrants should generally be taxed in the same manner as a holder of common stock as described below. Accordingly, upon exercise, the holding period of a pre-funded warrant should carry over to the share of common stock received. Similarly, the tax basis of the pre-funded warrant should carry over to the share of common stock received upon exercise increased by the exercise price of $0.01. The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes.

Subject to the discussions below regarding backup withholding and FATCA, a non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized upon the sale, exchange or other disposition (collectively, a “disposition”) of our common stock and/or pre-funded warrants, unless:

•            the gain is effectively connected with the non-U.S. holder’s conduct of a trade or business within the United States, and if an income tax treaty applies, is attributable to a permanent establishment maintained by the non-U.S. holder within the United States;

•           the non-U.S. holder is an individual who is present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•           we are or have been a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of (i) the five-year period ending on the date of the disposition of our common stock and/or pre-funded warrants or (ii) the non-U.S. holder’s holding period for our common stock and/or pre-funded warrants.

If the gain is described in the first bullet point above, the non-U.S. holder generally will be subject to U.S. federal income tax on a net income basis with respect to such gain in the same manner as if such non-U.S. holder were a United States person. In addition, if the non-U.S. holder is a corporation for U.S. federal income tax purposes, such gain may be subject to a 30% branch profits tax unless such corporate non-U.S. holder qualifies for a lower rate under an applicable income tax treaty.

A non-U.S. holder described in the second bullet point above generally will be subject to U.S. federal income tax with respect to such gain at a flat 30% rate (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the non-U.S. holder during the taxable year of disposition (even though the individual is not considered a resident of the United States), provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe that we are not currently, and we do not anticipate becoming, a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other business assets and our non-U.S. real property interests, there can be no assurance that we will not become a USRPHC in the future. In general, a corporation is a USRPHC if the fair market value of its “United States real property interests” (as defined in the Code) equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Even if we are or become a USRPHC, a non-U.S. holder would not be subject to U.S. federal income tax on a sale, exchange or other taxable disposition of shares of our common stock and/or pre-funded warrants by reason of our status as a USRPHC so long as (i) shares of our common stock and/or pre-funded warrants continue to be regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code) during the calendar year in which such disposition occurs and (ii) such non-U.S. holder does not own and is not deemed to own (directly, indirectly or constructively) more than 5% of the shares of our common stock at any time during the shorter of the five-year period ending on the date of the disposition of our common stock and/or pre-funded warrants or the non-U.S. holder’s holding period for our common stock and/or pre-funded warrants. If gain on the disposition of our common stock and/or pre-funded warrants were subject to taxation under the third bullet point above, the non-U.S. holder generally would be subject to U.S. federal income tax with respect to such gain in the same manner as gain that is effectively connected with the conduct of a U.S. trade or business (as described above), except that the branch profits tax generally would not apply.

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Information Reporting and Backup Withholding

In general, a non-U.S. holder will be required to comply with certain certification procedures to establish that such holder is not a United States person in order to avoid backup withholding with respect to dividends or the proceeds from disposition of common stock and/or pre-funded warrants. In addition, we are required to report annually to the IRS the amount of any dividends paid to a non-U.S. holder, regardless of whether we actually withheld any tax. Copies of the information returns reporting such dividends and the amount withheld may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Foreign Accounts Tax Compliance Act

Under the Foreign Account Tax Compliance Act, as modified by Treasury Regulations and subject to any official interpretations thereof, any applicable intergovernmental agreement between the United States and a non-U.S. government to implement these rules and improve international tax compliance, or any fiscal or regulatory legislation or rules adopted pursuant to any such agreement (collectively, “FATCA”), after June 30, 2014, withholding at a rate of 30% will be required on dividends in respect of, and, after December 31, 2016, gross proceeds from the disposition of, our common stock and/or pre-funded warrants held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the Secretary of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain United States persons and by certain non-U.S. entities that are wholly or partially owned by United States persons and to withhold on certain payments. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury Regulations or other guidance, may modify these requirements. Accordingly, the entity through which our common stock and/or pre-funded warrants is held will affect the determination of whether such withholding is required. Similarly, dividends in respect of, and gross proceeds from the sale of, our common stock and/or pre-funded warrants held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies to us that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which we will provide to Secretary of the Treasury. We will not pay any additional amounts to holders in respect of any amounts withheld. Prospective investors are urged to consult their tax advisors regarding the possible implications of FATCA on their investment in our common stock and/or pre-funded warrants.

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Plan of Distribution

Pursuant to the Agreement, we agreed to issue (i) 250,000 shares of Common Stock and (ii) pre-funded warrants to purchase 7,057,692 shares of Common Stock to Iliad in exchange for 285,000 shares of Series C Preferred Stock.

The shares and pre-funded warrants were offered directly to Iliad without a placement agent or underwriter. We are not paying underwriting discounts or commissions in connection with this offering.

The Agreement is included as an exhibit to our Current Report on Form 8-K that we filed on October 9, 2020 with the SEC in connection with the consummation of this offering. See “Where You Can Find More Information”.

We currently anticipate that the sale of the securities offered by this prospectus supplement and the accompanying base prospectus will be completed on or about the date hereof, subject to customary closing conditions. We estimate the total offering expenses of this offering that will be payable by us will be approximately $35,000, which includes legal and printing costs and various other fees. At the closing, American Stock Transfer & Trust Company will credit the shares of Common Stock to the account of Iliad, and we will deliver the pre-funded warrants to Iliad.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon by our counsel, Reed Smith LLP, Palo Alto, California.

EXPERTS

The financial statements of the Company as of December 31, 2019 and for the fiscal year ended December 31, 2019 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Company as of December 31, 2018 and for the fiscal year ended December 31, 2018 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available at the SEC’s web site at http://www.sec.gov.

This prospectus supplement is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus supplement, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. The registration statement, including the exhibits and schedules, is available at the SEC’s web site at http://www.sec.gov.

We also maintain a website at https://jaguar.health, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus supplement or the accompanying prospectus.

INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. This prospectus supplement omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus supplement. Statements in this prospectus supplement or the accompanying prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on April 3, 2020;

•	our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders held on May 15, 2020, filed April 13, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed on May 15, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 filed on August 13, 2020;

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•	Our Current Reports on Form 8-K filed on January 27, 2020, February 27, 2020, February 28, 2020, March 6, 2020, March 23, 2020, March 26, 2020, April 3, 2020, April 6, 2020, April 10, 2020 (as subsequently amended on Form 8-K/A on May 13, 2020), April 16, 2020, May 8, 2020, May 12, 2020, May 18, 2020, May 21, 2020, May 22, 2020, May 28, 2020, June 19, 2020, June 26, 2020, July 14, 2020, July 21, 2020, August 21, 2020, September 2, 2020, September 2, 2020, September 9, 2020, September 11, 2020, September 28, 2020 (as subsequently amended on Form 8-K/A on October 9, 2020), October 5, 2020, October 7, 2020, October 9, 2020 and October 9, 2020;

•	the description of our common stock contained in our registration statement on Form 8-A filed on October 30, 2014 (Registration No. 001-36714) with the SEC, including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of the offering of securities under this prospectus supplement shall be deemed to be incorporated by reference in this prospectus supplement and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement.

Any statement contained in this prospectus supplement, the accompanying prospectus, or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement or accompanying prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 200 Pine Street, Suite 400, San Francisco, CA, 94104 or call (415) 371-8300.

You should rely only on information contained in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus supplement and the accompanying prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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JAGUAR HEALTH, INC.

$40,000,000

Common Stock
Preferred Stock
Warrants
Subscription Rights
Units

This prospectus relates to common stock, preferred stock, warrants and subscription rights that we may sell from time to time in one or more offerings up to a total public offering price of $40,000,000 on terms to be determined at the time of sale, which securities may be sold either individually or in units consisting of two or more of the foregoing classes of securities.

Each time we sell securities hereunder, we will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest. This prospectus may not be used to offer and sell securities unless accompanied by a prospectus supplement for those securities.

These securities may be offered and sold in the same offering or in separate offerings, directly to purchasers, through dealers or agents designated from time to time, to or through underwriters or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of these securities in any applicable prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The net proceeds we expect to receive from any sale of securities offered by us will also be included in a prospectus supplement.

Our voting common stock is listed on The Nasdaq Capital Market, under the symbol “JAGX.” On September 10, 2020, the last reported sale price of our voting common stock on The Nasdaq Capital Market was $0.38 per share.

As of September 1, 2020, the aggregate market value of the voting and non-voting common equity held by non-affiliates was approximately $35,155,613, which was calculated based on 43,944,516 shares of outstanding common stock held by non-affiliates and a closing price per share of $0.80 on August 10, 2020. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75.0 million. During the 12 calendar months prior to and including the date of this prospectus, we have offered and sold $1.8 million of securities pursuant to General Instruction I.B.6 of Form S-3. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $9.9 million of our securities pursuant to General Instruction I.B.6. of Form S-3.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 4 of this prospectus under the caption “Risk Factors” and in the documents incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 23, 2020.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total public offering price of $40,000,000.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the securities being offered and the terms of that offering. The prospectus supplement may also add to, update or change information contained in this prospectus.

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our securities other than the securities covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

We further note that the representations, warranties and covenants made in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or securities are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the Information Incorporated by Reference herein, and any prospectus supplement in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the captions “Where You Can Find More Information” and “Incorporation of Information by Reference” in this prospectus.

Unless the context otherwise requires, references in this prospectus to “Jaguar,” the “Company,” “we,” “us,” and “our” refer to Jaguar Health, Inc.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed financial statements, notes to the financial statements and other information incorporated by reference from our other filings with the SEC. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Jaguar is a commercial stage pharmaceuticals company focused on developing novel, plant-based, non-opioid, and sustainably derived prescription medicines for people and animals with GI distress, specifically chronic, debilitating diarrhea. Our wholly-owned subsidiary, Napo Pharmaceuticals, Inc. (“Napo”), focuses on developing and commercializing proprietary plant-based human gastrointestinal pharmaceuticals from plants used traditionally in rainforest areas. Our Mytesi (“crofelemer”) product is approved by the U.S. Food and Drug Administration for the symptomatic relief of noninfectious diarrhea in adults with HIV/AIDS on antiretroviral therapy and is the only oral plant-based prescription medicine approved under FDA Botanical Guidance. In the animal health space, we focus on developing and commercializing first-in-class gastrointestinal products for companion and production animals, foals, and high value horses.

Jaguar was founded in San Francisco, California as a Delaware corporation on June 6, 2013. Napo formed Jaguar to develop and commercialize animal health products. Effective as of December 31, 2013, Jaguar was a wholly-owned subsidiary of Napo, and Jaguar was a majority-owned subsidiary of Napo until the close of the Company’s initial public offering on May 18, 2015. On July 31, 2017, the merger of Jaguar Animal Health, Inc. and Napo became effective, at which point Jaguar Animal Health’s name changed to Jaguar Health, Inc. and Napo began operating as a wholly-owned subsidiary of Jaguar focused on human health and the ongoing commercialization of, and development of follow-on indications for, Mytesi. Most of the activities of the Company are now focused on the commercialization of Mytesi and development of follow-on indications for crofelemer and a second-generation anti-secretory product, lechlemer. In the field of animal health, we have limited activities which are focused on developing and commercializing first-in-class gastrointestinal products for dogs, dairy calves, foals, and high value horses.

We believe Jaguar is poised to realize a number of synergistic, value adding benefits — an expanded pipeline of potential blockbuster human follow-on indications, a second-generation anti-secretory agent, as well as a pipeline of important animal indications for crofelemer — upon which to build global partnerships. As previously announced, Jaguar, through Napo, now holds extensive global rights for Mytesi, and crofelemer manufacturing is being conducted at a multimillion-dollar commercial manufacturing facility that has been FDA-inspected and approved. Additionally, several of the drug product candidates in Jaguar’s Mytesi pipeline are backed by what we believe are strong Phase 2 and proof of concept evidence from completed human clinical trials.

Mytesi is a novel, first-in-class anti-secretory agent which has a basic normalizing effect locally on the gut, and this mechanism of action has the potential to benefit multiple disorders. Mytesi is in development for multiple possible follow-on indications, including cancer therapy-related diarrhea; orphan-drug indications for infants and children with congenital diarrheal disorders and short bowel syndrome (SBS); supportive care for inflammatory bowel disease (IBD); irritable bowel syndrome (IBS); and for idiopathic/functional diarrhea. In addition, a second-generation anti-secretory agent, lechlemer, is in development for cholera. Mytesi previously received orphan-drug designation for SBS.

In September 2020, Jaguar launched the Entheogen Therapeutics initiative to support the discovery and development of novel, natural medicines derived from psychoactive plant compounds for treatment of mood disorders, neuro-degenerative diseases, addiction, and other mental health disorders. The initiative will initially focus on plants with the potential to treat depression and will leverage Napo’s proprietary library of approximately 2,300 plants with medicinal properties. According to statistics available from the National Institute of Mental Health Disorders, part of the National Institutes of Health, approximately 9.5% of American adults ages 18 and over will suffer from a depressive illness (major depression, bipolar disorder, or dysthymia) each year.

While Jaguar and Napo remain steadfastly focused on the commercial success of Mytesi and on the development of potential crofelemer follow-on indications in the area of gastrointestinal health, the Company believes the same competencies and multi-disciplinary scientific strategy that led to the development of crofelemer will support collaborative efforts with potential partners to develop novel first-in-class prescription medicines derived from psychoactive plants.

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Our management team has significant experience in gastrointestinal product development for both humans and animals. Napo was founded 30 years ago to perform drug discovery and development by leveraging the knowledge of traditional healers working in rainforest areas. Ten members of the Jaguar and Napo team have been together for more than 15 years. Dr. Steven King, our chief sustainable supply, ethnobotanical research and intellectual property officer, and Lisa Conte, our founder, president and CEO, have worked together for more than 30 years. Together, these dedicated personnel successfully transformed crofelemer, which is extracted from trees growing in the rainforest, to Mytesi, which is a natural, sustainably harvested, FDA-approved drug available from essentially any pharmacy in the United States.

Corporate Information

We were incorporated in the State of Delaware on June 6, 2013. Our principal executive offices are located at 201 Mission Street, Suite 2375, San Francisco, CA 94015 and our telephone number is (415) 371-8300. Our website address is https://jaguar.health. The information contained on, or that can be accessed through, our website is not part of this prospectus. Our common stock is listed on The Nasdaq Capital Market and trades under the symbol “JAGX.”

On June 3, 2019, we filed an amendment to our Third Amended and Restated Certificate of Incorporation to effect on June 7, 2019, a 1-for-70 reverse split of our voting common stock. Accordingly, all of the stock figures and related market, conversion and exercise prices in this prospectus have been adjusted to reflect the reverse split.

Jaguar Health, our logo, Napo Pharmaceuticals, Mytesi, Canalevia, Equilevia and Neonorm are our trademarks that are used in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks and tradenames referred to in this prospectus appear without the ©, ® or ™ symbols, but those references are not intended to indicate that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

The Offering

This prospectus relates to the offer by us of up to $40,000,000 of common stock, preferred stock, warrants, subscription rights or units in one or more offerings and in any combination.

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RISK FACTORS

Please carefully consider the risk factors described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and under similar headings in our periodic reports filed with the SEC, which are incorporated by reference in this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. Additional risks and uncertainties not presently known to us or that we deem currently immaterial may also impair our business operations or adversely affect our results of operations or financial condition.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement, including the documents incorporated by reference into this prospectus and any accompanying prospectus supplement, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We have made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in or incorporated by reference into this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, research and development costs, timing of receipt of clinical trial, field study and other study data, and likelihood of success, commercialization plans and timing, other plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions including those listed in the “Risk Factors” incorporated by reference into this prospectus from our Annual Report on Form 10-K, as updated by subsequent reports. Forward-looking statements are subject to inherent risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in a dynamic industry and economy. New risk factors and uncertainties may emerge from time to time, and it is not possible for management to predict all risk factors and uncertainties that we may face. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

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USE OF PROCEEDS

We currently intend to use the estimated net proceeds from the sale of the securities offered by us for working capital and other general corporate purposes, and possibly acquisitions of other companies, products or technologies. Working capital and other general corporate purposes may include research and development expenditures, capital expenditures, operating and administrative expenditures, and any other purpose that we may specify in any prospectus supplement. While we have no current plans for any specific acquisitions at this time, we believe opportunities may exist from time to time to expand our current business through strategic alliances or acquisitions with other companies, products or technologies. We have not yet determined the amount of net proceeds to be used specifically for any of the foregoing purposes. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from the sale of the securities offered by us. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities. Our plans to use the estimated net proceeds from the sale of the securities offered by us may change, and if they do, we will update this information in a prospectus supplement.

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DESCRIPTION OF CAPITAL STOCK

General

The following description summarizes the most important terms of our capital stock. Because it is only a summary of the provisions of our Third Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), and amended and restated bylaws, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this “Description of Capital Stock,” you should refer to our Certificate of Incorporation and our amended and restated bylaws, each of which are included as exhibits to the registration statement of which this prospectus is a part, and to the applicable provisions of Delaware law. Our authorized capital stock consists of 204,475,074 shares of capital stock, which consists of (i) 150,000,000 shares of voting common stock, $0.0001 par value per share, (ii) 50,000,000 shares of convertible non-voting common stock, $0.0001 par value per share, and (iii) 4,475,074 shares of preferred stock, $0.0001 par value per share.

Common Stock

We have two classes of common stock: voting common stock and non-voting common stock. Holders of both classes of our common stock are entitled to receive ratably any dividends declared by our board of directors out of funds legally available for that purpose, subject to any preferential dividend rights of any outstanding preferred stock or that we may designate or issue in the future. In the event of our liquidation, dissolution or winding up, the holders of both classes of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to the prior distribution rights of preferred stock then outstanding. There are no preemptive, conversion or subscription rights applicable to either class of common stock. There are no redemption or sinking fund provisions applicable to either class of common stock. The rights, preferences, and privileges of the holders of both classes of common stock are subject to and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that we may designate in the future. All of our outstanding shares of voting common stock and non-voting common stock are, and the shares of common stock to be issued pursuant to this offering, when paid for, will be fully paid and nonassessable.

Voting Common Stock

The holders of our voting common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders.

Non-Voting Common Stock

The holders of our non-voting common stock do not have any cumulative voting rights and are not entitled to vote, except on an as-converted basis with respect to any Change of Control (as defined in the Certificate of Incorporation). Shares of non-voting common stock are convertible into shares of voting common stock on a 1,050-for-one basis (i) upon transfers to non-affiliates of Nantucket Investments Limited (“Nantucket”) and (ii) at any time at the option of the respective holders thereof.

Quotation on The Nasdaq Capital Market

Our voting common stock is quoted on The Nasdaq Capital Market under the symbol “JAGX”.

Transfer Agent

The transfer agent of our common stock is American Stock Transfer & Trust Company, LLC. Their address is 6201 15th Avenue, Brooklyn, New York, 11219.

Preferred Stock

Under our Certificate of Incorporation, our board of directors is authorized to issue up to 4,475,074 shares of preferred stock from time to time, in one or more classes or series, without stockholder approval. As of the date of this prospectus, we have 7,534 shares of Series B-2 Convertible Preferred Stock (“Series B-2 Preferred Stock”) outstanding, 842,500 shares of Series C Perpetual Preferred Stock (“Series C Preferred Stock”) and 842,500 shares of Series D Perpetual Preferred Stock (“Series D Preferred Stock”) outstanding.

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Prior to the issuance of shares of each class or series, our board of directors is required by the Delaware General Corporation Law (“DGCL”) and our Certificate of Incorporation to adopt resolutions and file a certificate of designation with the Delaware Secretary of State. The certificate of designation fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions of that class or series, including the following:

•	the number of shares constituting each class or series;

•	voting rights;

•	rights and terms of redemption, including sinking fund provisions;

•	dividend rights and rates;

•	terms concerning the distribution of assets;

•	conversion or exchange terms;

•	redemption prices; and

•	liquidation preferences.

All shares of preferred stock offered, when issued and paid for, will be validly issued, fully paid and nonassessable and will not have any preemptive or subscription rights.

We will specify the following terms relating to any class or series of preferred stock offered by us:

•	the title and stated value of the preferred stock;

•	the number of shares of the preferred stock offered, the liquidation preference per share and the offering price of the preferred stock;

•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the preferred stock;

•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock will accumulate;

•	our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

•	the procedures for auction and remarketing, if any, for the preferred stock;

•	the provisions for a sinking fund, if any, for the preferred stock;

•	the provision for redemption, if applicable, of the preferred stock;

•	any listing of the preferred stock on any securities exchange;

•	the terms and conditions, if applicable, upon which the preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;

•	voting rights, if any, of the preferred stock;

•	whether interests in the preferred stock will be represented by depositary shares;

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•	a discussion of any material or special United States federal income tax considerations applicable to the preferred stock;

•	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;

•	any limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the class or series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the preferred stock.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Delaware Law

Certain provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage certain types of coercive takeover practices and inadequate takeover bids. These provisions are also designed in part to encourage anyone seeking to acquire control of us to negotiate with our board of directors. We believe that the advantages gained by protecting our ability to negotiate with any unsolicited and potentially unfriendly acquirer outweigh the disadvantages of discouraging such proposals, including those priced above the then-current market value of our common stock, because, among other reasons, the negotiation of such proposals could improve their terms.

Third Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

Our Certificate of Incorporation and amended and restated bylaws include provisions that:

•	require that any action to be taken by our stockholders be effected at a duly called annual or special meeting and not by written consent;

•	specify that special meetings of our stockholders can be called only by our board of directors, the chairman of our board of directors, the chief executive officer or the president;

•	establish an advance notice procedure for stockholder approvals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to our board of directors;

•	provide that directors may be removed only for cause;

•	provide that vacancies on our board of directors may be filled only by a majority of directors then in office, even though less than a quorum;

•	establish that our board of directors is divided into three classes, Class I, Class II and Class III, with each class serving staggered terms;

•	specify that no stockholder is permitted to cumulate votes at any election of our board of directors; and

•	require approval of the stockholders of at least 75% of the shares and a majority of the board of directors to amend certain of the above-mentioned provisions.

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Exclusive Jurisdiction

Under the provisions of our Certificate of Incorporation and amended and restated bylaws, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees or agents to us or our stockholders; (iii) any action asserting a claim against us arising pursuant to any provision of the Delaware General Corporation Law or our Certificate of Incorporation or amended and restated bylaws; (iv) any action to interpret, apply, enforce or determine the validity of our Certificate of Incorporation or amended and restated bylaws; or (v) any action asserting a claim against us governed by the internal affairs doctrine; provided that, if and only if the Court of Chancery of the State of Delaware does not have subject matter jurisdiction, then any such action may be brought in another state or federal court sitting in the State of Delaware. This exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. The enforceability of similar choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with any action, a court could find the choice of forum provisions contained in our Certificate of Incorporation or amended and restated bylaws to be inapplicable or unenforceable in such action. Our amended and restated bylaws provide that if any part of the exclusive forum provision is held to be invalid, illegal or unenforceable, as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such part in any other circumstance and of the remaining parts of the exclusive forum provision and the application of such provision to other persons or entities and circumstances will not in any way be affected or impaired thereby.

Delaware Anti-Takeover Statute

We are subject to the provisions of Section 203 of the Delaware General Corporation Law regulating corporate takeovers. In general, Section 203 prohibits a publicly-held Delaware corporation from engaging, under certain circumstances, in a business combination with an interested stockholder for a period of three years following the date the person became an interested stockholder unless:

•	prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon the closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not for determining the outstanding voting stock owned by the interested stockholder, (1) shares owned by persons who are directors and also officers, and (2) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 662/3% of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions our board of directors does not approve in advance. We also anticipate that Section 203 may discourage business combinations or other attempts that might result in the payment of a premium over the market price for the shares of common stock held by our stockholders.

The provisions of Delaware law and our Certificate of Incorporation and amended and restated bylaws could have the effect of discouraging others from attempting hostile takeovers and, as a consequence, they may also inhibit temporary fluctuations in the market price of our common stock that often result from actual or rumored takeover attempts. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock or preferred stock. Warrants may be issued independently or together with common stock or preferred stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any registered holders of warrants or beneficial owners of warrants. This summary of some provisions of the warrants is not complete. You should refer to the warrant agreement, including the forms of warrant certificate representing the warrants, relating to the specific warrants being offered for the complete terms of the warrant agreement and the warrants. That warrant agreement, together with the terms of the warrant certificate and warrants, will be filed with the SEC in connection with the offering of the specific warrants.

The particular terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	the terms of the securities purchasable upon exercise of such warrants and the procedures and conditions relating to the exercise of such warrants;

•	the price at which the securities purchasable upon exercise of such warrants may be purchased;

•	the date on which the right to exercise such warrants will commence and the date on which such right shall expire;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the warrants or the exercise price of the warrants;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange or exercise of such warrants.

The prospectus supplement relating to any warrants to purchase equity securities may also include, if applicable, a discussion of certain U.S. federal income tax considerations.

Warrants for the purchase of common stock or preferred stock will be offered and exercisable for U.S. dollars only. Securities warrants will be issued in registered form only.

Each warrant will entitle its holder to purchase the number of shares of common stock or preferred stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement.

After the close of business on the expiration date, unexercised warrants will become void. We will specify the place or places where, and the manner in which, warrants may be exercised in the applicable prospectus supplement.

Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, forward the purchased securities. If less than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining warrants.

Prior to the exercise of any warrants to purchase common stock or preferred stock, holders of the warrants will not have any of the rights of holders of common stock or preferred stock purchasable upon exercise, including the right to vote or to receive any payments of dividends on the common stock or preferred stock purchasable upon exercise.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

The following is a general description of the terms of the subscription rights we may issue from time to time. Particular terms of any subscription rights we offer will be described in the prospectus supplement or free writing prospectus relating to such subscription rights, and may differ from the terms described herein.

We may issue subscription rights to purchase our securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering. The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	whether common stock, preferred stock or warrants for those securities will be offered under the stockholder subscription rights;

•	the price, if any, for the subscription rights;

•	the exercise price payable for each security upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of the securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate or subscription rights agreement, which will be filed with the SEC if we offer subscription rights.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, warrants, or subscription rights in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provisions of the governing unit agreement that differ from those described below; and

•	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Capital Stock,” “Description of Warrants,” and “Description of Subscription Rights” will apply to each unit, as applicable, and to any common stock, preferred stock, warrant, or subscription right included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

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PLAN OF DISTRIBUTION

We may offer and sell the securities from time to time in one or more of the following transactions:

•	to or through underwriters, brokers or dealers (acting as agent or principal);

•	on The Nasdaq Capital Market, in the over-the-counter market or on any other national securities exchange on which our shares are then listed or traded;

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	in “at the market” offerings within the meanings of Rule 415(a)(4) under the Securities Act of 1933 or through a market maker or into an existing market, on an exchange, or otherwise;

•	directly to purchasers, through a specific bidding or auction process, on a negotiated basis or otherwise;

•	in ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	through the writing or settlement of options (including put or call options), whether the options are listed on an options exchange or otherwise;

•	through agents on a best-efforts basis;

•	through any other method permitted pursuant to applicable law; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

•	enter into transactions involving short sales of the shares of common stock by underwriters, brokers or dealers;

•	sell shares of common stock short and deliver the shares to close out short positions;

•	enter into option or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus; or

•	loan or pledge the shares of common stock to an underwriter, broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

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We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

If we use any underwriter, we will provide a prospectus supplement that will name any underwriter involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

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Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

We may also make direct sales through subscription rights distributed to our existing stockholders on a pro rata basis, which may or may not be transferable. In any distribution of subscription rights to our stockholders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties. In addition, whether or not all of the underlying securities are subscribed for, we may concurrently offer additional securities to third parties directly or through underwriters, dealers or agents.

The securities may be sold directly by us through agents designated by us, as applicable, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us, as applicable, to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

•	commercial and savings banks;

•	insurance companies;

•	pension funds;

•	investment companies; and

•	educational and charitable institutions.

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In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us or affiliates of ours in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, and to be reimbursed by us for certain expenses.

Any securities initially sold outside the U.S. may be resold in the U.S. through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.

We agreed to keep this prospectus effective until the date on which all registrable securities covered by this prospectus have been sold hereunder.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by our counsel, Reed Smith LLP, Palo Alto, California.

EXPERTS

The financial statements of the Company as of December 31, 2019 and for the fiscal year ended December 31, 2019 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of Mayer Hoffman McCann P.C., an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements of the Company as of December 31, 2018 and for the fiscal year ended December 31, 2018 incorporated by reference in this prospectus and the registration statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm (the report on the financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern), incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at https://jaguar.health, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement and any prospectus supplement filed hereafter, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 filed on April 3, 2020;

•	our definitive proxy statement and definitive additional materials, on Schedule 14A, relating to our Annual Meeting of Stockholders held on May 15, 2020, filed on April 13, 2020;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2020 filed on May 15, 2020 and our Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2020 filed on August 13, 2020;

•	our Current Reports on Form 8-K filed on January 27, 2020, February 27, 2020, February 28, 2020, March 6, 2020, March 23, 2020, March 26, 2020, April 10, 2020 (as subsequently amended on Form 8-K/A on May 13, 2020), April 16, 2020, May 8, 2020, May 18, 2020, May 21, 2020, May 22, 2020, May 28, 2020, June 19, 2020, June 26, 2020, July 14, 2020, July 21, 2020, August 21, 2020, September 2, 2020, September 2, 2020, September 9, 2020 and September 11, 2020 (in each case, except for information contained therein which is furnished rather than filed);

•	the description of our common stock contained in our registration statement on Form 8-A filed on October 30, 2014 (Registration No. 001-36714) with the SEC, including any amendment or report filed for the purpose of updating such description; and

•	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-36714.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Jaguar Health, Inc., 201 Mission Street, Suite 2375, San Francisco, CA, 94105 or call (415) 371-8300.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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250,000 Shares of Common Stock

Pre-Funded Warrants to Purchase 7,057,692 Shares of Common Stock

(and the shares of Common Stock underlying such Pre-Funded Warrants)

PROSPECTUS SUPPLEMENT

October 9, 2020